As filed with the Securities and Exchange Commission on January 29th, 2016

Registration No. 333 - 129808

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 ____________________

Sony Kabushiki Kaisha

(Exact name of Registrant as specified in its charter)

Sony Corporation

(Translation of Registrant’s name into English)

Japan	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 ____________________

c/o 7-1, Konan 1-chome
Minato-ku
Tokyo 108-0075
Japan

(Address of principal executive offices)

The Tenth Series of Stock Acquisition Rights for

Shares of Common Stock of Sony Corporation

The Eleventh Series of Stock Acquisition Rights for

Shares of Common Stock of Sony Corporation

(Full title of the plans)

Sony Corporation of America
550 Madison Avenue, 33rd Floor
New York, New York 10022-3211
Attn.: Office of the General Counsel
212-833-4625

(Name, address and telephone number of agent for service)

Copy to:
Arthur H. Kohn, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act.

☑ Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller Reporting Company

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-129808) filed by Sony Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on November 18, 2005 (the “Registration Statement”) and amended on February 6, 2006 to register 109,100 shares of the Common Stock of the Registrant (the “Tenth Series Shares”) to be issued upon exercise of the Tenth Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (the “Tenth Series Stock Acquisition Rights”) and 1,367,500 shares of Common Stock of the Registrant (the “Eleventh Series Shares”) to be issued upon exercise of the Eleventh Series of Stock Acquisition Rights for Shares of Common Stock of Sony Corporation (the “Eleventh Series Stock Acquisition Rights”). As of the date hereof, (a) none of the Tenth Series Stock Acquisition Rights remain outstanding, and no additional Tenth Series Shares will be issued and (b) none of the Eleventh Series Stock Acquisition Rights remain outstanding, and no additional Eleventh Series Shares will be issued.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all of the Tenth Series Shares and Eleventh Series Shares that remain unsold or otherwise unissued, if any, and to terminate the effectiveness of the Registration Statement.

Sony Corp. Post-Effective Amendment

No. 2 to the Registration Statement on
Form S-8 (Registration No. 333-129808).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Japan as of the 29th day of January, 2016.

SONY CORPORATION

By: /s/ Kazushi Ambe
Kazushi Ambe
Senior Vice President, Corporate Executive, In charge of Human Resources and General Affairs

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Name	Title	Date
/s/ Kazuo Hirai Kazuo Hirai	President and Chief Executive Officer, Representative Corporate Executive Officer, Member of the Board	January 29th, 2016
/s/ Kenichiro Yoshida Kenichiro Yoshida	Executive Deputy President and CFO, Representative Corporate Executive Officer, Member of the Board	January 29th, 2016
/s/ Osamu Nagayama Osamu Nagayama	Chairman of the Board	January 29th, 2016
/s/ Kanemitsu Anraku Kanemitsu Anraku	Member of the Board	January 29th, 2016
/s/ Takaaki Nimura Takaaki Nimura	Member of the Board	January 29th, 2016
/s/ Eikoh Harada Eikoh Harada	Member of the Board	January 29th, 2016

Sony Corp. Post-Effective Amendment

No. 2 to the Registration Statement on
Form S-8 (Registration No. 333-129808).

/s/ Joichi Ito Joichi Ito	Member of the Board	January 29th, 2016
/s/ Tim Schaaff Tim Schaaff	Member of the Board	January 29th, 2016
/s/ Kazuo Matsunaga Kazuo Matsunaga	Member of the Board	January 29th, 2016
/s/ Koichi Miyata Koichi Miyata	Member of the Board	January 29th, 2016
/s/ John V. Roos John V. Roos	Member of the Board	January 29th, 2016
/s/ Eriko Sakurai Eriko Sakurai	Member of the Board	January 29th, 2016
/s/ Steven E. Kober Steven E. Kober	Authorized U.S. Representative	January 15th, 2016

Sony Corp. Post-Effective Amendment

No. 2 to the Registration Statement on
Form S-8 (Registration No. 333-129808).